Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-6436) of Enbridge Inc. of our report dated June 17, 2011 relating to the statement of net assets available for benefits at December 31, 2010 of Enbridge Employee Services, Inc. Employees’ Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas

June 18, 2012

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